Exhibit 99.1


        Versata Provides Revised Second Quarter Cash Guidance;
       Regains Full Compliance with Nasdaq Listing Requirements

    OAKLAND, Calif.--(BUSINESS WIRE)--May 7, 2003--Versata, Inc. (Nasdaq:VATA), a provider of software and services that automate the business logic and processes that power enterprise applications, today reported that based on preliminary financial data, the Company expects to be cash flow positive for the second quarter of 2003, as opposed to having a slight cash burn increase for the quarter as stated during the first quarter earnings call. The Company also reported revenue guidance for the second fiscal quarter.
    "Our positive cash flow is primarily due to higher than expected collections of prior quarter's revenues and second quarter royalty prepayments from one of our customers," said Jim Doehrman, Versata's chief operating and financial officer.
    Versata estimates cash flow for the second quarter of 2003 to be slightly positive as compared to previously provided guidance of more than $351 thousand cash burn. Versata expects revenue for the second quarter of 2003 to be in the range of $4.2 to $4.5 million.
    Versata will release second quarter financial results on Thursday, June 5, 2003, after the market closes. The release will be followed by a conference call hosted by Eugene Wong, CEO, and Jim Doehrman, CFO & COO, at 2:00 p.m. PT (5:00 p.m. ET). To access the release and the conference call over the Internet on Thursday, June 5, 2003, please go to http://www.versata.com.
    In addition, Versata today announced it has received notification from the Nasdaq Listing Qualifications Panel that the Company has regained full compliance with the minimum bid price of $1 and minimum market value of publicly held shares of $5 million as required by the Nasdaq National Marketplace Rules 4450(a)(5) and 4450(a)(2) for continued listing on the Nasdaq National Market.

    About Versata

    For IT shops who are struggling to reduce costs and whose developers are challenged with Java coding demands, Versata provides an application server extension that uses declarative business logic as a more productive way to do transaction processing and business process management. Much like a relational database manages business data, Versata manages business logic in the Versata Logic Server -- at a higher level of abstraction, utilizing a server for execution and management. Unlike traditional hand-coding approaches, Versata enables developers to maximize their time by allowing them to focus on rules and processes of an application, rather than clerical details. Versata's declarative business logic approach enables IT to create and change applications faster, lower development and maintenance costs, and reduce application backlogs. Versata-built applications are constructed from an organization's core business rules and run in J2EE application servers like IBM WebSphere and BEA WebLogic.
    Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call 800/984-7638.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include, statements regarding the Company's expectations, beliefs, hopes, intentions or strategies including without limitation; guidance on cash flow and revenue, continuing to be listed on the Nasdaq National Market; and Company's expected date and time for announcing the results for the quarter ended April 30, 2003. These statements are not guarantees of future performance and actual results could differ materially from Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: inability to reduce costs; inability to maintain positive cash flow; inability to remain listed on the Nasdaq National Market; date and/or time for the announcement changing due to unforeseen factors and other risks detailed in the Company's Annual Report filed on Form 10-K, registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.


    CONTACT: Versata
             Michael Clevestig, 510/628-1162
             michael_clevestig@versata.com